Exhibit 99.2

[BKD, LLP Letterhead]

Independent Accountants’ Report

Board of Directors
Dupont State Bank
Dupont, Indiana

We have audited the accompanying balance sheet of Dupont State Bank (a wholly-owned subsidiary of Citizens Union Bancorp of Shelbyville, Inc.) as of December 31, 2011, and the related statements of income, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Bank's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dupont State Bank as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

BKD, LLP

/s/ BKD, LLP

August 13, 2012

Dupont State Bank
Balance Sheet
December 31, 2011
(Dollar amounts in thousands)

Assets

Cash and due from banks	$1,203
Interest-bearing demand deposits in banks	350
Federal funds sold	8,636

Cash and cash equivalents	10,189

Available-for-sale securities	5,089
Loans, net of allowance for loan losses of $1,260	58,378
Premises and equipment	4,371
Federal Home Loan Bank and other stock	369
Other real estate owned	1,039
Accrued interest receivable and other assets	720

Total assets	$80,155

Liabilities and Stockholders’ Equity

Liabilities
Deposits
Non-interest bearing	$10,916
Interest bearing	61,223

Total deposits	72,139

Accrued interest payable and other liabilities	239

Total liabilities	72,378

Stockholders’ Equity
Common stock, $10 par value; authorized and issued 16,000 shares	160
Additional paid-in capital	5,904
Retained earnings	1,624
Accumulated other comprehensive income	89

Total stockholders' equity	7,777

Total liabilities and stockholders’ equity	$80,155

See Notes to Financial Statements

Dupont State Bank
Statement of Income
Year Ended December 31, 2011
(Dollar amounts in thousands)

Interest Income
Loans	$4,138
Securities
Taxable	149
Tax-exempt	2
Federal funds sold and other	34

Total interest and dividend income	4,323

Interest Expense
Deposits	840
Federal Home Loan Bank advances	6

Total interest expense	846

Net Interest Income	3,477

Provision for Loan Losses	381

Net Interest Income After Provision for Loan Losses	3,096

Noninterest Income
Service charges and other fees on deposit accounts	178
Net gains on sales of securities	77
Loss on other real estate	(31)
Gain on sale of loans	47
Other	168

Total noninterest income	439

Noninterest Expense
Salaries and employee benefits	1,257
Occupancy expense and equipment expense	380
Legal and professional fees	50
Deposit insurance premiums	158
Advertising expense	7
Other	768

Total noninterest expense	2,620

Income Before Income Tax Expense	915

Income Tax Expense	359

Net Income	$556

See Notes to Financial Statements

Dupont State Bank
Statement of Stockholders’ Equity
Year Ended December 31, 2011
(Dollar amounts in thousands)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balance, January 1, 2011	$160	$5,904	$1,068	$75	$7,207
Comprehensive income
Net income	-	-	556	-	556
Change in unrealized appreciation on available-for-sale securities, net of taxes	-	-	-	14	14

Total comprehensive income					570

Balance, December 31, 2011	$160	$5,904	$1,624	$89	$7,777

See Notes to Financial Statements

Dupont State Bank
Statement of Cash Flows
December 31, 2011
(Dollar amounts in thousands)

Operating Activities
Net income	$556
Items not requiring (providing) cash
Depreciation and amortization	219
Provision for loan losses	381
Amortization of premiums and discounts on securities	(6)
Deferred income taxes	(14)
Net realized gain on sale of available-for-sale securities	(77)
Loss on other real estate	31
Changes in
Interest receivable and other assets	580
Interest payable and other liabilities	(64)

Net cash provided by operating activities	1,606

Investing Activities
Purchases of available-for-sale securities	(4,729)
Proceeds from maturities of available-for-sale securities	2,998
Proceeds from the sales of available-for-sale securities	938
Net change in loans	1,559
Purchase of premises and equipment	(11)
Proceeds from sale of FHLB and other stock	19
Proceeds from sale of other real estate owned	234

Net cash provided by investing activities	1,008

Financing Activities
Net change in deposits	1,250
Repayment of Federal Home Loan Bank advances	(1,500)

Net cash used in financing activities	(250)

Increase in Cash and Cash Equivalents	2,364

Cash and Cash Equivalents, Beginning of Year	7,825

Cash and Cash Equivalents, End of Year	$10,189

Supplemental Cash Flows Information
Interest paid	$885
Loans to facilitate sale of other real estate	$1
Transfers from loans to other real estate owned	$694

See Notes to Financial Statements

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Note 1:  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Dupont State Bank (“Bank”) is a wholly-owned subsidiary of Citizens Union Bancorp of Shelbyville, Inc. (“Company”), a bank holding company whose principal activity is the ownership and management of its wholly-owned subsidiaries, including Dupont State Bank, Citizens Union Bank, First Farmers Bank and Trust, and BUC Investments.  The Bank is primarily engaged in providing a full range of banking and financial services to individual and corporate customers in Jackson, Jefferson and Jennings counties in Indiana.  The Bank is subject to competition from other financial institutions.  The Bank is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.  The Bank’s primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential mortgage, commercial, and installment loans.  Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and real estate.  Commercial loans are expected to be repaid from cash flow from operations of businesses.  Real estate loans are secured by both residential and commercial real estate.

In the fourth quarter of 2011, the Company announced that it had entered into an agreement to sell the Bank to River Valley Bancorp (“River Valley”).  At the effective time of the merger, River Valley will pay the Company $6,275 (the “Merger Consideration”) for its shares of the Bank.  The transaction is anticipated to close in July 2012, provided all conditions are satisfied and all regulatory and shareholder approvals are obtained.

Some of the conditions that would entitle River Valley to terminate the agreement are:

1)
if the Bank’s closing book value (net of transaction expenses of extraordinary accruals required by the agreement) is less than $7,332, unless there is a corresponding reduction in the Merger Consideration;

2)	if the Bank’s real estate owned exceeds $2,000; or

3)	if the Bank’s delinquent loans (referring to loans with principal or interest that are 30 days or more past due, nonaccruing loans and restructured and impaired loans) exceed 4% of total loans.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses,  valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, valuation of deferred tax assets and fair values of financial instruments.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Cash Equivalents

The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.

Effective July 21, 2010, the FDIC’s insurance limits were permanently increased to $250.  Pursuant to legislation enacted in 2010, the FDIC will fully insure all noninterest-bearing transaction accounts beginning December 31, 2010 through December 31, 2012, at all FDIC-insured institutions.

From time to time, the Bank’s interest-bearing cash accounts may exceed the FDIC’s insured limit of $250.  The Bank considers the risk of loss to be very low.

Securities

Securities not classified as held to maturity or trading are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.  Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

For debt securities with fair value below amortized cost, when the Bank does not intend to sell a debt security, and it is more likely than not, the Bank will not have to sell the security before recovery of its cost basis, it recognizes the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.  For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balances adjusted for unearned income, charge-offs, the allowance for loan losses, any unamortized deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

For loans amortized at cost, interest income is accrued based on the unpaid principal balance.

For all loan classes, the accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Past dues status is based on contractual terms of the loan.  For all loan classes, the entire balance of the loan is considered past due if the minimum payment contractually required to be paid is not received by the contractual due date.  For all loan classes, the loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Management’s general practice is to proactively charge down loans individually evaluated for impairment to the fair value of the underlying collateral.  Consistent with regulatory guidance, charge-offs on all loan segments are taken when specific loans, or portions thereof, are considered uncollectible.  The Bank’s policy is to promptly charge these loans off in the period the uncollectible loss is reasonably determined.

For all loan portfolio segments except residential and consumer loans, the Bank promptly charges-off loans, or portions thereof, when available information confirms that specific loans are uncollectible based on information that includes, but is not limited to, (1) the deteriorating financial condition of the borrower, (2) declining collateral values, and/or (3) legal action, including bankruptcy, that impairs the borrower’s ability to adequately meet its obligations.  For impaired loans that are considered to be solely collateral dependent, a partial charge-off is recorded when a loss has been confirmed by an updated appraisal or other appropriate valuation of the collateral.

The Bank charges-off residential and consumer loans, or portions thereof, when the Bank reasonably determines the amount of the loss.  The Bank adheres to timeframes established by applicable regulatory guidance which provides for the charge-down of 1-4 family first and junior lien mortgages to the net realizable value less costs to sell when the loan is 90 days past due, charge-off of unsecured open-end loans when the loan is 90 days past due, and charge down to the net realizable value when other secured loans are 90 days past due.  Loans at these respective delinquency thresholds for which the Bank can clearly document that the loan is both well-secured and in the process of collection, such that collection will occur regardless of delinquency status, need not be charged-off.

For all classes, all interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.  Nonaccrual loans are returned to accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely collection of interest or principal.  The Bank requires a period of satisfactory performance of not less than six months before returning a nonaccrual loan to accrual status.

When cash payments are received on impaired loans in each loan class, the Bank records the payment as interest income unless collection of the remaining recorded principal amount is doubtful, at which time payments are used to reduce principal balance of the loan.  Troubled debt restructured loans recognize interest income on an accrual basis at the renegotiated rate if the loan is in compliance with the modified terms, no principal reduction has been granted and the loan has demonstrated the ability to perform in accordance with the renegotiated terms for a period of at least six months.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to income.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated and general components.  The allocated component relates to loans that are classified as impaired.  For those loans that are classified as impaired, an allowance is established if the discounted cash flows (or collateral value or observable market price), of the impaired loan is lower than the carrying value of that loan.  The general component covers nonclassified loans and is based on historical charge-off experience and expected loss given default rates derived from the Bank’s internal risk rating process.  Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss or risk rating data.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due based on the loan’s current payment status and the borrower’s financial condition including available sources of cash flows.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis for non-homogenous type loans such as commercial, non-owner residential and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral if the loan is collateral dependent.  For impaired loans where the Bank utilizes the discounted cash flows to determine the level of impairment, the Bank includes the entire change in the present value of cash flows as bad debt expense.

The fair values of collateral dependent impaired loans are based on independent appraisals of the collateral.  In general, the Bank acquires an updated appraisal upon identification of impairment and annually thereafter for commercial and industrial, commercial real estate, non-owner occupied residential and construction loans.  After determining the collateral value as described, the fair value is calculated based on the determined collateral value less estimated selling costs.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Segments of loans with similar risk characteristics are collectively evaluated for impairment based on the segment’s historical loss experience adjusted for changes in trends, conditions and other relevant factors that affect repayment of the loans.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment measurements, unless such loans are the subject of a restructuring agreement due to financial difficulties of the borrower.

In the course of working with borrowers, the Bank may choose to restructure the collateral terms of certain loans.  In this scenario, the Bank attempts to work-out an alternative payments schedule with the borrower in order to optimize collectability of the loan.  Any loans that are modified are reviewed by the Bank to identify if a troubled debt restructuring (“TDR”) has occurred, which is when, for economic or legal reasons related to a borrower’s financial difficulties, the Bank grants a concession to the borrower that it would not otherwise consider.  Terms may be modified to fit the ability of the borrower to repay in line with its current financial status and the restructuring of the loan may include the transfer of assets from the borrower to satisfy the debt, a modification of loan terms, or a combination of the two.  If such efforts by the Bank do not result in a satisfactory arrangement, the loan is referred to legal counsel, at which time foreclosure proceedings are initiated.  At any time prior to a sale of the property at foreclosure, the Bank may terminate foreclosure proceedings if the borrower is able to work-out a satisfactory payment plan.

It is the Bank’s policy to have any restructured loans which are on nonaccrual status prior to being restructured remain on nonaccrual status until six months of satisfactory borrower performance at which time management would consider its return to accrual status.  If a loan was accruing at the time of restructuring, the Bank reviews the loan to determine if it is appropriate to continue the accrual of interest on the restructured loan.

With regard to determination of the amount of the allowance for credit losses, troubled debt restructured loans are considered to be impaired.  As a result, the determination of the amount of impaired loans for each portfolio segment within troubled debt restructurings is the same as detailed previously.

Premises and Equipment

Depreciable assets are stated at cost less accumulated depreciation.  Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.  Land is carried at cost.

Federal Home Loan Bank Stock

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank system.  The required investment in the common stock is based on a predetermined formula, carried at cost and evaluated for impairment.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Revenue and expenses from operations and changes in the valuation allowance are included in net income or expense from foreclosed assets.

Income Taxes

The Bank accounts for income taxes in accordance with income tax accounting guidance (ASC 740, Income Taxes).  The income tax accounting guidance results in two components of income tax expense:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Bank determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur.  Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Uncertain tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.  If necessary, the Bank recognizes interest and penalties on income taxes as a component of income tax expense.

The Bank is included in the consolidated income tax returns filed by its parent.  The Bank pays its proportionate share of income tax liabilities to its parent company.  With few exceptions, the Bank is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2008.  As of December 31, 2011, the Bank had no material uncertain tax positions.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income, net of applicable income taxes.  Other comprehensive income includes unrealized appreciation (depreciation) on available-for-sale securities.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Marketing Costs

Marketing costs are expensed as incurred.

Note 2:  Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank, however, no reserve was required at December 31, 2011.

Note 3:  Securities

The amortized cost and approximate fair values, together with gross unrealized gains and losses, of securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-Sale Securities:
December 31, 2011:
U.S. Treasury and Government agency	$1,172	$2	$-	$1,174
State and municipal	35	3	-	38
Mortgage-backed and other asset based securities of U.S. Government sponsored entities	3,746	134	(3)	3,877

	$4,953	$139	$(3)	$5,089

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The amortized cost and fair value of securities at December 31, 2011, by contractual maturity, are shown below.  Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale
	Amortized Cost	Fair Value

Within one year	$8	$8
One to five years	330	335
Five to ten years	619	619
After ten years	250	250
	1,207	1,212

Mortgage-backed and other securities	3,746	3,877

Totals	$4,953	$5,089

The Bank realized gross gains on sales of available-for-sale securities of $77 in 2011.

Certain investments in debt securities are reported in the financial statements at an amount less than their historical cost.  Total fair value of these investments at December 31, 2011 was $999, which is approximately 20% of the Bank’s investment portfolio.  These changes in fair values primarily resulted from recent changes in market interest rates.

Based on evaluation of available evidence, including recent changes in market interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Should the impairment of any of these securities become other than temporary, the cost basis of the investment will be reduced and the resulting loss recognized in net income in the period the other-than-temporary impairment is identified.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The following table shows the Bank’s investments’ gross unrealized losses and fair value of the Bank’s investments that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2011.

	Less than 12 Months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

Available-for-Sale Securities:						3

Mortgage-backed and other asset based securities of U.S Government sponsored entities	$999	$(3)	$-	$-	$999	$(3)

Note 4:  Loans and Allowance for Loan Losses

Categories of loans at December 31, 2011 include:

Commercial and industrial	$4,405
Real estate:
Commercial	22,374
Residential	27,925
Construction	3,622
Consumer	1,312

Total loans	59,638

Allowance for loan losses	(1,260)

Net loans	$58,378

Loans serviced for others are not included in the accompanying balance sheet.  The unpaid principal balance of mortgage and other loans serviced for others was $17,437 at December 31, 2011.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The risk characteristics of each loan portfolio segment are as follows:

Commercial and Industrial

Commercial and industrial loans are primarily based on the identified cash flows of the borrower and secondarily on the underlying collateral provided by the borrower.  The cash flows of the borrowers, however, may not be as expected and the collateral securing these loans may fluctuate in value.  Most commercial loans are secured by the assets being financed or other business assets, such as accounts receivable or inventory, and may include a personal guarantee.  Short-term loans may be made on an unsecured basis.  In the case of loans secured by accounts receivable, the availability of funds for repayment of these loans may be substantially dependent on the ability of the borrower to collect amounts due from its customers.

Commercial Real Estate including Construction

Commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate.  Commercial real estate lending typically involves higher loan principal amounts and the repayment of these loans is generally dependent on the successful operation of the property securing the loan or the business conducted on the property securing the loan.  Commercial real estate loans may be more adversely affected by conditions in the real estate markets or in the general economy.  The characteristics of properties securing the Bank’s commercial real estate portfolio are diverse, but with geographic location almost entirely in the Bank’s market area.  Management monitors and evaluates commercial real estate loans based on collateral, geography and risk grade criteria.  In general, the Bank avoids financial single purpose projects unless other underwriting factors are present to help mitigate risk.  In addition, management tracks the level of owner-occupied commercial real estate versus non owner-occupied loans.

Construction loans are underwritten utilizing feasibility studies, independent appraisal reviews and financial analysis of the developers and property owners.  Construction loans are generally based on estimates of costs and value associated with the complete project.  These estimates may be inaccurate.  Construction loans often involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project.  Sources of repayment for these types of loans may be pre-committed permanent loans from approved long-term lenders, sales of developed property or an interim loan commitment from the Bank until permanent financing is obtained.  These loans are closely monitored by on-site inspections and are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to interest rate changes, governmental regulation of real property, general economic conditions and the availability of long-term financing.

Residential and Consumer

Residential and consumer loans consist of two segments – residential mortgage loans and personal loans.  For residential mortgage loans that are secured by 1-4 family residences and are generally owner-occupied, the Bank generally establishes a maximum loan-to-value ratio and requires private mortgage insurance if that ratio is exceeded.  Home equity loans are typically secured by a subordinated interest in 1-4 family residences, and consumer personal loans are secured by

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

consumer personal assets, such as automobiles or recreational vehicles.  Some consumer personal loans are unsecured, such as small installment loans and certain lines of credit.  Repayment of these loans is primarily dependent on the personal income of the borrowers, which can be impacted by economic conditions in their market areas, such as unemployment levels.  Repayment can also be impacted by changes in property values on residential properties.  Risk is mitigated by the fact that the loans are of smaller individual amounts and spread over a large number of borrowers.

The following table presents the balance in the allowance for loan losses and the recorded investment in loans based on portfolio segment and impairment method as of December 31, 2011.

	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total
Allowance for loan losses:
Balance, beginning of year	$94	$209	$825	$26	$104	$1,258
Provision charged to expense	135	209	(56)	23	70	381
Losses charged off	(83)	(186)	(114)	-	(4)	(387)
Recoveries	-	-	4	-	4	8

Balance, end of year	$146	$232	$659	$49	$174	$1,260

Ending balance: individually evaluated for impairment	$16	$-	$3	$-	$6	$25
Ending balance: collectively evaluated for impairment	$130	$232	$656	$49	$168	$1,235

Loans:
Ending balance	$4,405	$22,374	$27,925	$3,622	$1,312	$59,638
Ending balance: individually evaluated for impairment	$40	$641	$1,190	$6	$6	$1,883
Ending balance: collectively evaluated for impairment	$4,365	$21,733	$26,735	$3,616	$1,306	$57,755

Internal Risk Categories

Loan grades are numbered 1 through 8.  Grades 1 through 5 are considered satisfactory grades.  The grade of 6, or Watch or Special Mention, represents loans of lower quality and is considered criticized.  The grades of 7, or Substandard, and 8, or Doubtful, refer to assets that are classified.  The use and application of these grades by the Bank confirm to the Bank’s policies.

Pass (1):  Loans are of superior quality with excellent credit strength and repayment ability providing a nominal credit risk

Good (2):  Loans are of above average credit strength and repayment ability providing only a minimal credit risk.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Satisfactory (3):  Loans are of reasonable credit strength and repayment ability providing an average credit risk due to one or more underlying weaknesses.

Acceptable (4):  Loans are of the lowest acceptable credit strength and weakened repayment ability providing a cautionary credit risk due to one or more underlying weaknesses.  New borrowers are typically not underwritten within this classification.

Monitored (5):  loans contain potentially unsatisfactory characteristics that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the Bank’s credit position at some future date.  These credits have relationships that the loan officer is unable to supervise properly, an inadequate loan agreement, an inability to control collateral, and an inability to obtain the necessary financial statements or loan documents, or other similar reasons.  They are currently protected but are potentially weak.  They constitute an undue and unwarranted credit risk.

Special Mention (6):  Loans that have potential weaknesses that deserve management’s close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loans or in the Bank’s credit position at some future date.  Special mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.  Ordinarily, special mention credits have characteristics which corrective management action would remedy.

Substandard (7):  Loans that are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.  Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful (8):  Loans have all the weaknesses inherent in those classified Substandard with the added characteristic that weaknesses make collection or liquidation in full, on the basis of current known facts, conditions and values, highly questionable and improbable.

The following table presents the credit risk profile of the Bank’s loan portfolio based on internal rating category and payment activity as of December 31, 2011.

	Commercial and Industrial	Commercial Real Estate	Residential Real Estate	Construction	Consumer	Total

Pass	$4,310	$18,795	$23,429	$2,896	$1,216	$50,646
Special mention	26	1,599	1,949	87	76	3,737
Substandard	69	1,980	2,547	639	20	5,255
Doubtful	-	-	-	-	-	-

Total	$4,405	$22,374	$27,925	$3,622	$1,312	$59,638

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The following table presents the Bank’s loan portfolio aging analysis of the recorded investment in loans as of December 31, 2011.

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total Loans Receivable	Total Loans > 90 Days & Accruing

Commercial and industrial	$51	$-	$-	$51	$4,354	$4,405	$-
Real estate
Commercial	642	75	117	834	21,540	22,374	117
Residential	1,016	105	1,415	2,536	25,389	27,925	490
Construction	886	-	-	886	2,736	3,622	-
Consumer	18	12	5	35	1,277	1,312	5

Total	$2,613	$192	$1,537	$4,342	$55,296	$59,638	$612

A loan is considered impaired, in accordance with the impairment accounting guidance (ASC 310-10-35-16), when based on current information and events, it is probable the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.  Impaired loans include nonperforming commercial loans but also include loans modified in troubled debt restructurings.

The following table presents impaired loans as of and for the year ended December 31, 2011.

	Recorded Balance	Unpaid Principal Balance	Specific Allowance	Average Investment in Impaired Loans	Interest Income Recognized

Loans without a specific valuation allowance
Commercial and industrial	$-	$-	$-	$-	$-
Real estate
Commercial	641	641	-	641	28
Residential	1,095	1,259	-	1,142	9
Construction	6	6	-	18	-
Consumer	-	-	-	-	-

Loans with a specific valuation allowance
Commercial and industrial	40	40	16	40	2
Real estate
Commercial	-	-	-	-	-
Residential	95	95	3	96	6
Construction	-	-	-	-	-
Consumer	6	6	6	6	1

Total	$1,883	$2,047	$25	$1,943	$46

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The following table presents the Bank’s nonaccrual loans at December 31, 2011:

Commercial and industrial	$-
Real estate
Commercial	121
Residential	966
Construction	6
Consumer	-

Total	$1,093

There were no loans that were modified in troubled debt restructurings and deemed impaired during the year ending December 31, 2011.  There were no troubled debt restructurings modified in the past 12 months that subsequently defaulted.

Note 5:  Premises and Equipment

Major classifications of premises and equipment, stated at cost, are as follows:

Land and premises	$4,146
Furniture and equipment	1,315
5,461
Less accumulated depreciation	(1,090)

Net premises and equipment	$4,371

Depreciation expense was $219 during 2011.

Note 6:  Interest-bearing Deposits

Interest-bearing time deposits in denominations of $100 or more were $21,865 on December 31, 2011.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

At December 31, 2011, the scheduled maturities of time deposits are as follows:

2012	$29,238
2013	2,873
2014	3,828
2015	537
2016	789
Thereafter	81

$37,346

The Bank had brokered time deposits of $1,693 at December 31, 2011.  These deposits represent funds which the Bank obtained, directly or indirectly, through a deposit broker.  A deposit broker places deposits from third parties with insured depository institutions or places deposits with an institution for the purpose of selling interest in those deposits to third parties.

Note 7:  Income Taxes

The provision for income taxes includes these components at December 31, 2011:

Taxes currently payable	$373
Deferred income taxes	(14)

Income tax expense	$359

A reconciliation of income tax expense at the statutory rate to the Bank’s actual income tax expense at December 31, 2011 is shown below:

Federal statutory rate times financial statement income	$311
Effect of:
Tax-exempt interest	(3)
State income taxes	51

Income tax expense	$359

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

The Bank’s deferred tax assets and liabilities at December 31, 2011, are as follows:

Deferred tax assets
Allowance for loan losses	$513
OREO write-downs	12
Other	11
536

Deferred tax liabilities
FHLB stock dividends	5
Depreciation	155
State income taxes	22
Unrealized gain on available for sale securities	46
228

Net deferred tax asset	$308

Note 8:  Accumulated Other Comprehensive Income

The components of accumulated other comprehensive income, included in stockholders’ equity at December 31, 2011 were as follows:

Unrealized gains on available-for-sale securities	$136

Tax effect	(47)

Accumulated other comprehensive income	$89

Note 9:  Regulatory Matters

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2011, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2011, the most recent notification from the regulators categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well-capitalized, the Bank must maintain capital ratios as set forth in the table.

The Bank is subject to increased capital requirements set forth in correspondence from its primary regulator following the 2010 supervisory examination.  Effective December 31, 2010, the Bank was required to maintain a Tier 1 capital to average assets ratio of 8.5% and a total risk-based capital ratio of 12.0%.  At December 31, 2011, the Bank was in compliance with these requirements.

The Bank’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		Minimum to Be Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2011

Total risk-based capital (to risk-weighted assets)	$8,389	15.1%	$4,449	8.0%	$5,561	10.0%

Tier I capital (to risk-weighted assets)	7,687	13.8%	2,225	4.0%	3,337	6.0%

Tier I capital (to average assets)	7,687	9.4%	3,258	4.0%	4,073	5.0%

The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval.  Generally, the Bank’s payment of dividends is limited to net earnings for the current year plus the two preceding calendar years, less capital distributions paid over the comparable time period.

Note 10:  Related Party Transactions

At December 31, 2011, the Bank had loans outstanding to executive officers, directors, significant shareholders and their affiliates (related parties) in the amount of $1,517.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

In management’s opinion, such loans and other extensions of credit and deposits were made in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.  Further, in management’s opinion, these loans did not involve more than normal risk of collectibility or present other unfavorable features.

Deposits from related parties held by the Bank at December 31, 2011 totaled $873.

The Bank has an expense sharing agreement with its parent and affiliate banks.  During 2011, the Bank paid $120 to an affiliate bank for data processing services.

Note 11:  Benefit Plan

The Bank participates in an Employee Stock Ownership Plan with 401(k) provisions (KSOP) sponsored by its parent company.  The Plan covers substantially all full time employees who meet the age and service requirements.  The Bank voluntarily matches 50% of the employee contributions up to 5% of eligible employee earnings and may voluntarily contribute a percentage of eligible employee earnings, which is invested into various mutual funds.  Employee contributions are voluntary and may be directed by the employee into various mutual funds.  Employee contributions vest immediately, while the Bank’s contributions vest over 6 years.  The Bank recognized expenses of approximately $14 for 2011.

Note 12:  Disclosures about Fair Value of Assets and Liabilities

ASC Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  It also specifies a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Available-for-Sale Securities

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  If quoted market prices are not available, then fair values are estimated by using quoted prices of securities with similar characteristics or independent asset pricing services and pricing models, the inputs of which are market-based or independently sourced market parameters, including, but not limited to, yield curves, interest rates, volatilities, prepayments, defaults, cumulative loss projections and cash flows.  Such securities are classified in Level 2 of the valuation hierarchy.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.

The following table represents the fair value measurements of assets measured at fair value on a recurring bass and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2011:

		Fair Value Measurements Using
		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

December 31, 2011
U.S. Treasury and government agency	$1,174	$-	$1,174	$-
State and municipal	38	-	38	-
Mortgage-backed and other asset based securities of U.S. Government sponsored entities	3,877	-	3,877	-

The following is a description of the valuation methodologies used for instruments measured at fair value on a non-recurring basis, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Impaired Loans (Collateral Dependent)

Loans for which it is probable that the Bank will not collect all principal and interest due according to contractual terms are measured for impairment.  Allowable methods for determining the amount of impairment include estimating the fair value of the collateral for collateral dependent loans.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized.  This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Impaired loans that are collateral dependent are classified within Level 3 of the fair value hierarchy when impairment is determined using the fair value method.

Foreclosed Assets Held for Sale

Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value (based on current appraised value) at the date of foreclosure, establishing a new cost basis.  Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or fair value less cost to sell.  Management has determined fair value measurements on other real estate owned primarily through evaluations of appraisals performed, and current and past offers for the other real estate under evaluation, which are included in Level 3.

The following table presents the fair value measurements of assets measured at fair value on a non-recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2011:

		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

December 31, 2011
Impaired loans (collateral dependent)	$991	$-	$-	$991
Other real estate owned	268	-	-	268

Note 13:  Significant Estimates and Concentrations

Accounting principles generally accepted in the United States of America require disclosures of certain significant estimates and current vulnerabilities due to certain concentrations.  Estimates related to the allowance for loan losses are reflected in the footnotes regarding loans.  Current vulnerabilities due to certain concentrations of credit risk include:

Deposits

The Bank had several deposit accounts from one customer totaling $10,376, or 14.4% of total deposits at December 31, 2011.

Dupont State Bank
Notes to Financial Statements
December 31, 2011
(Dollar amounts in thousands)

Current Economic Conditions

The current protracted economic decline continues to present financial institutions with circumstances and challenges, which in some cases have resulted in large and unanticipated declines in the fair values of investments and other assets, constraints on liquidity and capital and significant credit quality problems, including sever volatility in the valuation of real estate and other collateral supporting loans.

At December 31, 2011, the Bank held $22,374 in commercial real estate loans.  Due to nation, state and local economic conditions, values for commercial real estate have declined significantly, and the market for these properties is depressed.

The accompanying financial statements have been prepared using values and information currently available to the Bank.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in assets values, the allowance for loan losses and capital that could negatively impact the Bank’s ability to meet regulatory capital requirements and maintain sufficient liquidity.

Note 14:  Commitments and Credit Risk

Some financial instruments, such as loan commitments and credit lines, are issued to meet customer financing needs.  These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates.  Commitments may expire without being used.  Off-balance sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated.  The same credit policies are used to make such commitments are used for loans, including obtaining collateral at exercise of the commitment.

The Bank had commitments to originate loans totaling $6,697 at December 31, 2011.

Note 15:  Subsequent Events

Subsequent events have been evaluated through August 13, 2012 which is the date the financial statements were available to be issued.